For the fiscal period ended 06/30/02
File number 811-03623

					SUB-ITEM 77-0

					EXHIBITS

		Transactions Effected Pursuant to Rule 10f-3

I.   Diversified Conservative Growth Portfolio

1.   Name of Issuer
	Lowes Corporation Carolina Group Stock

2.   Date of Purchase
	01/31/02

3.   Number of Securities Purchased
	11,200

4.   Dollar Amount of Purchase
	$313,600

5.   Price Per Unit
	$28.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Merrill Lynch; Neuberger & Berman LLC; UBS Warburg;
Morgan Stanley; JP Morgan

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Salomon Smith Barney Inc.				Morgan
Stanley & Co. Inc.
Credit Suisse First Boston Corporation			Goldman,
Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Inc.	 		Banc of
Americas Securities
J.P. Morgan Securities Inc.					UBS
Warburg LLC
Bear Stearns & Co. Inc.					Blaylock
& Partners, L.P.
Deutsche Banc Alex Brown Inc.				Dresdner
Kleinwort Wasserstein Securities LLC
A.G. Edwards & Sons, Inc.					Janney
Montgomery Scott LLC
Jeffries & Company					Legg
Mason Wood Walker, Inc.
Neuberger & Berman, LLC				Sanford
C. Bernstein & Co. Inc.
Dominick & Dominick, LLC				Midwest
Research
Samuel A. Ramirez & Co., Inc.				Sanders
Morris Harris
Muriel Siebert & Co, Inc.					Lehman
Brothers Inc.




T:\flh\series\10f-3diversifiedbond